Exhibit 99

Piper Jaffray Companies Reports Third Quarter 2019 Results
MINNEAPOLIS–October 30, 2019–Piper Jaffray Companies (NYSE: PJC) today announced its results for the third quarter ended September 30, 2019.
"Strong performance in advisory services and fixed income brokerage drove our best quarterly results of the year thus far, and we are well positioned to finish the year strong," said Chad R. Abraham, chief executive officer. "We also took important steps in the transformation of our business as we announced the acquisition of Sandler O'Neill in July, completed the acquisition of Weeden & Co. in August, and closed on the sale of our traditional asset management business in September."

	Third Quarter 2019 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q3	vs.	vs.	Q3	vs.	vs.
	2019	Q2-19	Q3-18	2019	Q2-19	Q3-18
Net revenues	$200.7	16%	-3%	$202.5	24%	-1%
Net income applicable to Piper Jaffray Companies	$43.2	316%	96%	$23.5	24%	-10%
Earnings per diluted common share	$3.01	318%	110%	$1.64	24%	-4%
(1) A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

FINANCIAL & BUSINESS HIGHLIGHTS

•	U.S. GAAP net revenues of $200.7 million in the quarter were driven by strong performance across several of our businesses.

•
On a U.S. GAAP basis, our current quarter net income of $43.2 million and earnings per diluted share of $3.01 includes the results from our discontinued operations of Advisory Research, Inc. ("ARI"), which generated net income of $26.1 million and earnings per diluted share of $1.82 driven by a gain recognized on the sale of this business.

•	Our U.S. GAAP net revenues for the year-to-date period increased 6% and pre-tax operating income increased 60%.

•
Adjusted net revenues increased 5% on a year-to-date basis and adjusted pre-tax operating income increased 15% compared to the prior year period, reflecting meaningful operating leverage in the business and strong relative performance in advisory services, debt financing and fixed income brokerage.

•	Advisory services revenues are up 12% over the prior year, in a market where the volume and number of global deals were down.

•	Debt financing revenues increased 19% on a year-to-date basis.

•	Fixed income brokerage revenues increased 31% compared to the prior year, driven by strong client demand.

STRATEGIC UPDATES

•	On July 9, 2019, we announced the signing of a definitive merger agreement with Sandler O'Neill + Partners, L.P. ("Sandler O'Neill").

•	Adds the leading financial services investment bank with approximately $300 million of annual revenues to our platform.

•	Integration is in process and we expect to close in January 2020.

•	On August 2, 2019, we completed the acquisition of Weeden & Co., L.P. ("Weeden & Co."), an equity execution broker-dealer.

•	Significantly expands account coverage and trading product offerings, building a market-leading equities business.

•	We completed the sale of ARI in late-September, which generates net cash proceeds of approximately $55 million.

TALENT

•	Expanded our state and local government practice with the hiring of four senior public finance bankers in Nebraska, meaningfully strengthening our position in this market.

•	Strengthened our technology research platform with the hiring of two senior research analysts covering the software sector.

CAPITAL

•	Returned $80.7 million to shareholders on a year-to-date basis through dividends and share repurchases.

•	Paid an aggregate of $30.4 million, or $2.14 per share, through quarterly dividends and the annual special dividend.

•	Repurchased approximately 699,000 shares of common stock, or $50.3 million, at an average price of $72.07 per share.

•	Declared a quarterly cash dividend of $0.375 per share to be paid to shareholders of record as of November 22, 2019.

•	On October 15, 2019, we raised $175 million of cash in a debt private placement with PIMCO.

U.S. GAAP SELECTED FINANCIAL DATA
The following summarizes our results on a U.S. GAAP basis:

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except earnings per share)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2019	2019	2018	Q2-19	Q3-18	2019	2018	Change
Net revenues
Advisory services	$106,769	$75,238	$113,540	42%	-6%	$296,886	$266,083	12%
Equity financing	21,837	25,784	32,188	-15%	-32%	61,148	99,868	-39%
Debt financing	22,963	18,204	20,936	26%	10%	54,249	45,473	19%
Investment banking	151,569	119,226	166,664	27%	-9%	412,283	411,424	0%

Equity brokerage	25,120	15,775	17,804	59%	41%	56,609	54,951	3%
Fixed income brokerage	25,769	20,083	18,170	28%	42%	69,531	53,093	31%
Institutional brokerage	50,889	35,858	35,974	42%	41%	126,140	108,044	17%

Investment income/(loss)	(1,375)	17,801	5,045	N/M	N/M	18,325	12,057	52%
Other financing expenses	(348)	(467)	(1,732)	-25%	-80%	(1,053)	(5,351)	-80%

Net revenues	$200,735	$172,418	$205,951	16%	-3%	$555,695	$526,174	6%

Operating expenses
Compensation and benefits	$126,868	$102,476	$133,337	24%	-5%	$346,471	$350,960	-1%
Non-compensation expenses	52,832	49,017	44,828	8%	18%	144,127	134,419	7%

Operating expenses	$179,700	$151,493	$178,165	19%	1%	$490,598	$485,379	1%

Pre-tax operating income from continuing operations	$21,035	$20,925	$27,786	1%	-24%	$65,097	$40,795	60%

Ratios and margin
Compensation ratio	63.2%	59.4%	64.7%			62.3%	66.7%
Non-compensation ratio	26.3%	28.4%	21.8%			25.9%	25.5%
Pre-tax operating margin	10.5%	12.1%	13.5%			11.7%	7.8%

Amounts applicable to Piper Jaffray Companies
Net income from continuing operations	$17,165	$12,555	$20,637	37%	-17%	$49,281	$37,117	33%
Net income/(loss) from discontinued operations	26,077	(2,166)	1,386	N/M	N/M	23,772	1,735	N/M
Net income	$43,242	$10,389	$22,023	316%	96%	$73,053	$38,852	88%

Earnings per diluted common share
Income from continuing operations	$1.20	$0.87	$1.34	38%	-10%	$3.37	$2.37	42%
Income/(loss) from discontinued operations	$1.82	$(0.15)	$0.09	N/M	N/M	$1.64	$0.13	N/M
Earnings per diluted common share	$3.01	$0.72	$1.43	318%	110%	$5.01	$2.50	100%
N/M – Not meaningful

Net revenues of $200.7 million in the third quarter of 2019 increased 16% sequentially and decreased 3% compared to the year-ago quarter.

•
Advisory services revenues of $106.8 million in the current quarter reflect strong performance with broad-based contributions from our industry groups. Revenues increased 42% compared to the second quarter of 2019 driven by higher revenue per deal. Compared to the third quarter of 2018, revenues decreased 6% due to fewer completed transactions. We expect to finish the year strong as we execute on our pipeline.

•
Equity financing revenues of $21.8 million decreased 15%, during which the overall market fee pool was down approximately 20% compared to the sequential quarter. Equity financing revenues declined 32% compared to the third quarter of 2018 driven by fewer completed transactions.

•
Debt financing revenues of $23.0 million increased 26% compared to the sequential quarter and 10% compared to the year-ago period. In the quarter, municipal market issuance volumes increased driven by more refundings resulting from lower interest rates. We expect our momentum to continue into the fourth quarter on the strength of our pipeline.

•
Equity institutional brokerage revenues of $25.1 million increased 59% compared to the the second quarter of 2019 and 41% compared to the year-ago quarter. The increase compared to both periods resulted from the addition of Weeden & Co. to our platform.

•
Fixed income institutional brokerage revenues of $25.8 million increased 28% compared to the sequential quarter and 42% compared to the year-ago period. Revenues in the quarter reflect strong performance, despite interest rate volatility, driven by robust client activity within our taxable products.

•	Investment loss of $1.4 million in the quarter includes amounts attributable to noncontrolling interests. The investment loss primarily relates to our merchant banking portfolio.
Compensation ratio of 63.2% in the third quarter of 2019 increased compared to the sequential quarter which was was favorably impacted by higher revenue related to noncontrolling interests in our merchant banking portfolio. The compensation ratio decreased compared to the prior year period due primarily to lower acquisition-related compensation.
Non-compensation expenses of $52.8 million in the current quarter increased compared to the sequential quarter and third quarter of 2018 resulting from the addition of Weeden & Co., which closed on August 2. Non-compensation expenses in the current quarter also increased compared to the prior-year period due to $6.1 million of acquisition-related restructuring and integration costs associated with the acquisition of Weeden & Co. and the pending Sandler O'Neill transaction.
Pre-tax operating margin of 10.5% in the current quarter declined from 12.1% in the second quarter of 2019, which was favorably impacted by higher revenues related to noncontrolling interests in our merchant banking portfolio. Pre-tax operating margin in the current quarter declined from 13.5% in the year-ago period due to lower revenues.
Net income and earnings per diluted share of $43.2 million and $3.01, respectively, in the third quarter of 2019 increased compared to the sequential quarter and year-ago period. Results in the quarter include net income from discontinued operations of $26.1 million, or $1.82 per diluted share, related to our asset management business as we recorded a gain on the sale of ARI in late-September.

NON-GAAP SELECTED FINANCIAL DATA
The following summarizes our results on an adjusted, non-GAAP basis:

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2019	2019	2018	Q2-19	Q3-18	2019	2018	Change
Adjusted net revenues
Advisory services	$106,769	$75,238	$113,540	42%	-6%	$296,886	$266,083	12%
Equity financing	21,837	25,784	32,188	-15%	-32%	61,148	99,868	-39%
Debt financing	22,963	18,204	20,936	26%	10%	54,249	45,473	19%
Investment banking	151,569	119,226	166,664	27%	-9%	412,283	411,424	0%

Equity brokerage	25,120	15,775	17,804	59%	41%	56,609	54,951	3%
Fixed income brokerage	25,769	20,083	18,170	28%	42%	69,531	53,093	31%
Institutional brokerage	50,889	35,858	35,974	42%	41%	126,140	108,044	17%

Investment income	403	8,162	3,169	-95%	-87%	10,051	9,700	4%
Other financing expenses	(348)	(467)	(1,732)	-25%	-80%	(1,053)	(5,351)	-80%

Adjusted net revenues	$202,513	$162,779	$204,075	24%	-1%	$547,421	$523,817	5%

Adjusted operating expenses
Adjusted compensation and benefits	$125,798	$101,147	$127,423	24%	-1%	$341,765	$327,505	4%
Adjusted non-compensation expenses	44,391	40,780	41,814	9%	6%	125,553	126,636	-1%

Adjusted operating expenses	$170,189	$141,927	$169,237	20%	1%	$467,318	$454,141	3%

Adjusted pre-tax operating income	$32,324	$20,852	$34,838	55%	-7%	$80,103	$69,676	15%

Adjusted ratios and margin
Adjusted compensation ratio	62.1%	62.1%	62.4%			62.4%	62.5%
Adjusted non-compensation ratio	21.9%	25.1%	20.5%			22.9%	24.2%
Adjusted pre-tax operating margin	16.0%	12.8%	17.1%			14.6%	13.3%

Adjusted amounts applicable to Piper Jaffray Companies
Adjusted net income	$23,524	$18,982	$26,127	24%	-10%	$64,693	$58,834	10%

Adjusted earnings per diluted common share	$1.64	$1.32	$1.70	24%	-4%	$4.47	$3.83	17%
Throughout the press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude: (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation and non-compensation expenses from acquisition-related agreements, (4) acquisition-related restructuring and acquisition integration costs, (5) the impact from remeasuring deferred tax assets resulting from changes to the U.S. federal tax code, (6) the impact of the annual special cash dividend paid in the first quarter on earnings per diluted common share, and (7) discontinued operations. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted net revenues of $202.5 million in the third quarter of 2019 increased 24% sequentially driven primarily by strong advisory services revenues and higher equity institutional brokerage revenues resulting from the acquisition of Weeden & Co., which closed on August 2.
Adjusted compensation ratio of 62.1% for the current quarter was flat on a sequential basis and declined compared to the year-ago period driven by our mix of business.
Adjusted non-compensation expenses of $44.4 million in the current quarter increased compared to the second quarter of 2019 and the year-ago quarter, reflecting the addition of Weeden & Co. to our platform.
Adjusted pre-tax operating margin was 16.0% in the current quarter, up from 12.8% in the second quarter of 2019 due to a combination of higher revenues and the operating leverage in our business. Pre-tax operating margin in the quarter declined from 17.1% in the year-ago period due to a higher non-compensation expense ratio driven by the acquisition of Weeden & Co.
Adjusted net income and adjusted earnings per share of $23.5 million and $1.64, respectively, in the current quarter increased compared to the second quarter of 2019 due to higher revenues. Results decreased compared to the year-ago period primarily due to higher non-compensation expenses reflecting the addition of Weeden & Co. to our platform.
TAXES
For the nine months ended September 30, 2019, we recorded a tax benefit of $5.1 million, related to restricted stock vesting at values greater than the grant price. Excluding the impact of this tax benefit, our non-GAAP effective tax rate was 25.7% for the nine months ended September 30, 2019.
CAPITAL
Dividends
On October 30, 2019, our Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.375 per share to be paid on December 13, 2019, to shareholders of record as of the close of business on November 22, 2019.
During the quarter, we paid a quarterly cash dividend of $0.375 per share, totaling $5.2 million.
For the nine months ended September 30, 2019, we returned an aggregate of $30.4 million, or $2.14 per share, to shareholders through regular quarterly dividends and the annual special dividend, which was paid in the first quarter.
Share Repurchases
During the third quarter of 2019, we repurchased approximately 2,000 shares of common stock at an average price of $73.10 per share from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations.
For the nine months ended September 30, 2019, we repurchased approximately 699,000 shares of common stock, or $50.3 million, at an average price of $72.07 per share from restricted stock award recipients selling shares upon the award vesting or to meet their employment tax obligations.
Senior Notes
On October 15, 2019, we entered into a note purchase agreement with certain entities advised by Pacific Investment Management Company LLC, under which we issued $175 million of unsecured fixed rate notes (the "Notes"). The Notes consist of two classes:

•	Class A Notes – $50 million aggregate principal amount, bear interest at a rate of 4.74%, and mature in two years.

•	Class B Notes – $125 million aggregate principal amount, bear interest at a rate of 5.20%, and mature in four years.
We intend to use the proceeds from the Notes for general corporate purposes, including the pending acquisition of Sandler O'Neill.

DEAL INFORMATION

	Three Months Ended					Nine Months Ended
(Dollars in billions)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2019	2019	2018	Q2-19	Q3-18	2019	2018	Change
Client transactions
Advisory deals
Completed (#)	38	46	45	-17%	-16%	119	118	1%
Aggregate value	$9.3	$4.8	$8.5	94%	9%	$26.0	$18.6	40%

Equity financing deals
Bookrun (#)	9	15	14	-40%	-36%	31	46	-33%
Total (#)	15	22	19	-32%	-21%	49	70	-30%

Municipal negotiated issues
Total (#)	134	134	121	0%	11%	351	304	15%
Par value	$2.8	$3.1	$4.1	-10%	-32%	$7.7	$8.1	-5%
ADDITIONAL INFORMATION

	Sept. 30,	June 30,	Sept. 30,
	2019	2019	2018
Human Capital
Full time employees	1,263	1,185	1,203
Investment banking managing directors	90	92	89

Shareholder Information*
Common shareholders’ equity (in millions)	$696.7	$657.7	$700.2

Common shares outstanding (in millions)	13.7	13.7	13.4
Restricted shares outstanding (in millions)	0.7	0.5	1.8
Total shares outstanding (in millions)	14.4	14.2	15.2

Return on average common shareholders’ equity – rolling 12 month **	10.1%	10.6%	1.2%
Adjusted return on average common shareholders’ equity – rolling 12 month †	13.9%	14.2%	12.1%

*	Amounts included in shareholder information reflect continuing and discontinued results.

**
Rolling 12 month return on average common shareholders' equity is computed by dividing net income from continuing operations applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

Conference Call
Chad R. Abraham, chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will hold a conference call to review the financial results on Wednesday, October 30, 2019, at 9 a.m. Eastern Time (8 a.m. Central Time). The earnings release will be available on October 30, 2019 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888) 810-0209 (toll-free domestic) or (706) 902-1361 (international) and referencing reservation number: 7486788. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately noon Eastern Time (11 a.m. Central Time) on October 30, 2019 at the same Web address or by dialing (855) 859-2056 and referencing reservation number: 7486788.
Investor Relations Contact
Tim Carter
Tel: 612 303-5607
timothy.l.carter@pjc.com

About Piper Jaffray
Piper Jaffray is a leading investment bank and institutional securities firm driven to help clients Realize the Power of Partnership®. Through a distinct combination of candid counsel, focused expertise and empowered employees, we deliver insight and impact to each and every relationship. Our proven advisory teams combine deep product and sector expertise with ready access to global capital. Founded in 1895, the firm is headquartered in Minneapolis with offices across the United States and in London, Aberdeen and Hong Kong. www.piperjaffray.com
Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for the remainder of the year and 2020 for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), revenue levels from pending and completed transactions (i.e., Sandler O'Neill and Weeden & Co.), areas of potential growth and market share gains for the company (e.g., sectors within corporate advisory or geographic regions within public finance), economic and market conditions (including the outlook for equity markets, municipal issuance, and the interest rate environment), our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for the remainder of the year and 2020 (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, including growth of investment banking, the payment of our quarterly and special dividends to our shareholders, the expected benefits of our pending acquisition of Sandler O'Neill, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•	our pending acquisition of Sandler O'Neill is subject to certain regulatory approval and other closing conditions, and as a result, the transaction may not close on the expected timing or at all;

•
the expected benefits of our pending acquisition of Sandler O'Neill and of our recently completed acquisition of Weeden & Co. may take longer than anticipated to achieve or may not be achieved in their entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations;

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2018, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
© 2019 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	3Q '19	3Q '19	Sept. 30,	Sept. 30,	Percent
	2019	2019	2018	vs. 2Q '19	vs. 3Q '18	2019	2018	Inc/(Dec)
Revenues:
Investment banking	$151,192	$118,739	$166,458	27.3%	(9.2)%	$410,992	$411,203	(0.1)%
Institutional brokerage	46,814	32,204	31,746	45.4	47.5	113,983	92,575	23.1
Interest	6,481	6,863	6,592	(5.6)	(1.7)	20,911	25,183	(17.0)
Investment income/(loss)	(1,575)	17,605	4,860	N/M	N/M	17,622	11,355	55.2
Total revenues	202,912	175,411	209,656	15.7	(3.2)	563,508	540,316	4.3

Interest expense	2,177	2,993	3,705	(27.3)	(41.2)	7,813	14,142	(44.8)

Net revenues	200,735	172,418	205,951	16.4	(2.5)	555,695	526,174	5.6

Non-interest expenses:
Compensation and benefits	126,868	102,476	133,337	23.8	(4.9)	346,471	350,960	(1.3)
Outside services	7,842	8,451	8,668	(7.2)	(9.5)	24,864	26,370	(5.7)
Occupancy and equipment	9,594	8,425	8,595	13.9	11.6	26,368	25,357	4.0
Communications	7,885	6,849	6,839	15.1	15.3	22,599	21,879	3.3
Marketing and business development	6,528	8,089	6,260	(19.3)	4.3	21,355	19,676	8.5
Deal-related expenses	6,387	6,725	7,671	(5.0)	(16.7)	17,840	18,888	(5.5)
Trade execution and clearance	3,770	1,017	2,049	270.7	84.0	6,593	6,240	5.7
Restructuring and integration costs	6,143	6,395	—	(3.9)	N/M	12,538	3,498	258.4
Intangible asset amortization	1,229	753	1,214	63.2	1.2	2,735	3,643	(24.9)
Other operating expenses	3,454	2,313	3,532	49.3	(2.2)	9,235	8,868	4.1
Total non-interest expenses	179,700	151,493	178,165	18.6	0.9	490,598	485,379	1.1

Income from continuing operations before income tax expense/(benefit)	21,035	20,925	27,786	0.5	(24.3)	65,097	40,795	59.6

Income tax expense/(benefit)	6,717	(180)	6,902	N/M	(2.7)	10,729	4,949	116.8

Income from continuing operations	14,318	21,105	20,884	(32.2)	(31.4)	54,368	35,846	51.7

Discontinued operations:
Income/(loss) from discontinued operations, net of tax	26,077	(2,166)	1,386	N/M	N/M	23,772	1,735	N/M

Net income	40,395	18,939	22,270	113.3	81.4	78,140	37,581	107.9

Net income/(loss) applicable to noncontrolling interests	(2,847)	8,550	247	N/M	N/M	5,087	(1,271)	N/M

Net income applicable to Piper Jaffray Companies (a)	$43,242	$10,389	$22,023	316.2%	96.3%	$73,053	$38,852	88.0%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$42,442	$10,151	$19,377	318.1%	119.0%	$69,529	$33,650	106.6%

Continued on the next page

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited) – continued

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	3Q '19	3Q '19	Sept. 30,		Sept. 30,		Percent
	2019	2019	2018	vs. 2Q '19	vs. 3Q '18	2019		2018		Inc/(Dec)

Amounts applicable to Piper Jaffray Companies
Net income from continuing operations	$17,165	$12,555	$20,637	36.7%	(16.8)%	$49,281		$37,117		32.8%
Net income/(loss) from discontinued operations	26,077	(2,166)	1,386	N/M	N/M	23,772		1,735		N/M
Net income applicable to Piper Jaffray Companies	$43,242	$10,389	$22,023	316.2%	96.3%	$73,053		$38,852		88.0%

Earnings per basic common share
Income from continuing operations	$1.23	$0.90	$1.36	36.7%	(9.6)%	$3.46		$2.41		43.6%
Income/(loss) from discontinued operations	1.87	(0.15)	0.09	N/M	N/M	1.69		0.13		N/M
Earnings per basic common share	$3.09	$0.75	$1.45	312.0%	113.1%	$5.15		$2.54		102.8%

Earnings per diluted common share (b)
Income from continuing operations	$1.20	$0.87	$1.34	37.9%	(10.4)%	$3.37		$2.37		42.2%
Income/(loss) from discontinued operations	1.82	(0.15)	0.09	N/M	N/M	1.64		0.13		N/M
Earnings per diluted common share	$3.01	$0.72	$1.43	318.1%	110.5%	$5.01		$2.50		100.4%

Dividends declared per common share	$0.38	$0.38	$0.38	—%	—%	$2.14	(c)	$2.75	(d)	(22.2)%

Weighted average number of common shares outstanding
Basic	13,708	13,588	13,343	0.9%	2.7%	13,502		13,248		1.9%
Diluted	14,085	14,024	13,508	0.4%	4.3%	13,882		13,444		3.3%
N/M — Not meaningful

(a)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of distributed and undistributed earnings to participating securities. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss. Distributed earnings (e.g., dividends) are allocated to participating securities. Participating securities include the Company’s unvested restricted shares for restricted stock awards granted prior to 2019.

(b)
Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss.

(c)
Includes the declaration of a special cash dividend of $1.01 per share and three quarterly cash dividends totaling $1.125 per share on the Company's common stock for the nine months ended September 30, 2019.

(d)
Includes the declaration of a special cash dividend of $1.62 per share and three quarterly cash dividends totaling $1.125 per share on the Company's common stock for the nine months ended September 30, 2018.

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '19	3Q '19	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2019	2019	2018	vs. 2Q '19	vs. 3Q '18	2019	2018	Inc/(Dec)
Revenues:
Investment banking	$151,192	$118,739	$166,458	27.3%	(9.2)%	$410,992	$411,203	(0.1)%
Institutional brokerage	46,814	32,204	31,746	45.4	47.5	113,983	92,575	23.1
Interest	6,481	6,863	6,592	(5.6)	(1.7)	20,911	25,183	(17.0)
Investment income	203	7,966	2,984	(97.5)	(93.2)	9,348	8,998	3.9
Total revenues	204,690	165,772	207,780	23.5	(1.5)	555,234	537,959	3.2

Interest expense	2,177	2,993	3,705	(27.3)	(41.2)	7,813	14,142	(44.8)

Adjusted net revenues (2)	$202,513	$162,779	$204,075	24.4%	(0.8)%	$547,421	$523,817	4.5%

Non-interest expenses:
Adjusted compensation and benefits (3)	$125,798	$101,147	$127,423	24.4%	(1.3)%	$341,765	$327,505	4.4%
Ratio of adjusted compensation and benefits to adjusted net revenues	62.1%	62.1%	62.4%			62.4%	62.5%

Adjusted non-compensation expenses (4)	$44,391	$40,780	$41,814	8.9%	6.2%	$125,553	$126,636	(0.9)%
Ratio of adjusted non-compensation expenses to adjusted net revenues	21.9%	25.1%	20.5%			22.9%	24.2%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$32,324	$20,852	$34,838	55.0%	(7.2)%	$80,103	$69,676	15.0%
Adjusted operating margin (6)	16.0%	12.8%	17.1%			14.6%	13.3%

Adjusted income tax expense (7)	8,800	1,870	8,711	370.6	1.0	15,410	10,842	42.1

Adjusted net income (8)	$23,524	$18,982	$26,127	23.9%	(10.0)%	$64,693	$58,834	10.0%
Effective tax rate (9)	27.2%	9.0%	25.0%			19.2%	15.6%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$23,097	$18,504	$22,988	24.8%	0.5%	$62,071	$51,528	20.5%

Adjusted earnings per diluted common share	$1.64	$1.32	$1.70	24.2%	(3.5)%	$4.47	$3.83	16.7%

Weighted average number of common shares outstanding
Diluted	14,085	14,024	13,508	0.4%	4.3%	13,882	13,444	3.3%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2019	2019	2018	2019	2018

Net revenues:
Net revenues – U.S. GAAP basis	$200,735	$172,418	$205,951	$555,695	$526,174
Adjustments:
Revenue related to noncontrolling interests (11)	1,778	(9,639)	(1,876)	(8,274)	(2,357)
Adjusted net revenues	$202,513	$162,779	$204,075	$547,421	$523,817

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$126,868	$102,476	$133,337	$346,471	$350,960
Adjustments:
Compensation from acquisition-related agreements	(1,070)	(1,329)	(5,914)	(4,706)	(23,455)
Adjusted compensation and benefits	$125,798	$101,147	$127,423	$341,765	$327,505

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$52,832	$49,017	$44,828	$144,127	$134,419
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,069)	(1,089)	(1,629)	(3,187)	(3,628)
Acquisition-related restructuring and integration costs	(6,143)	(6,395)	—	(12,538)	—
Amortization of intangible assets related to acquisitions	(1,229)	(753)	(1,214)	(2,735)	(3,643)
Non-compensation expenses from acquisition-related agreements	—	—	(171)	(114)	(512)
Adjusted non-compensation expenses	$44,391	$40,780	$41,814	$125,553	$126,636

Income from continuing operations before income tax expense/(benefit):
Income from continuing operations before income tax expense/(benefit) – U.S. GAAP basis	$21,035	$20,925	$27,786	$65,097	$40,795
Adjustments:
Revenue related to noncontrolling interests (11)	1,778	(9,639)	(1,876)	(8,274)	(2,357)
Non-compensation expenses related to noncontrolling interests (11)	1,069	1,089	1,629	3,187	3,628
Compensation from acquisition-related agreements	1,070	1,329	5,914	4,706	23,455
Acquisition-related restructuring and integration costs	6,143	6,395	—	12,538	—
Amortization of intangible assets related to acquisitions	1,229	753	1,214	2,735	3,643
Non-compensation expenses from acquisition-related agreements	—	—	171	114	512
Adjusted income before adjusted income tax expense	$32,324	$20,852	$34,838	$80,103	$69,676

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$6,717	$(180)	$6,902	$10,729	$4,949
Tax effect of adjustments:
Compensation from acquisition-related agreements	259	282	1,467	907	5,818
Acquisition-related restructuring and integration costs	1,523	1,586	—	3,109	—
Amortization of intangible assets related to acquisitions	301	182	300	665	900
Non-compensation expenses from acquisition-related agreements	—	—	42	—	127
Impact of the Tax Cuts and Jobs Act legislation	—	—	—	—	(952)
Adjusted income tax expense	$8,800	$1,870	$8,711	$15,410	$10,842

Continued on next page

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2019	2019	2018	2019	2018

Net income applicable to Piper Jaffray Companies:
Net income applicable to Piper Jaffray Companies – U.S. GAAP basis	$43,242	$10,389	$22,023	$73,053	$38,852
Adjustment to exclude net income/(loss) from discontinued operations	26,077	(2,166)	1,386	23,772	1,735
Net income from continuing operations	$17,165	$12,555	$20,637	$49,281	$37,117

Adjustments:
Compensation from acquisition-related agreements	811	1,047	4,447	3,799	17,637
Acquisition-related restructuring and integration costs	4,620	4,809	—	9,429	—
Amortization of intangible assets related to acquisitions	928	571	914	2,070	2,743
Non-compensation expenses from acquisition-related agreements	—	—	129	114	385
Impact of the Tax Cuts and Jobs Act legislation	—	—	—	—	952
Adjusted net income	$23,524	$18,982	$26,127	$64,693	$58,834

Net income applicable to Piper Jaffray Companies' common shareholders:
Net income applicable to Piper Jaffray Companies' common shareholders – U.S. GAAP basis	$42,442	$10,151	$19,377	$69,529	$33,650
Adjustment to exclude net income/(loss) from discontinued operations	25,583	(2,104)	1,221	22,789	1,735
Net income from continuing operations	$16,859	$12,255	$18,156	$46,740	$31,915
Adjustment related to participating shares (10)	—	—	—	—	596
	16,859	12,255	18,156	46,740	32,511
Adjustments:
Compensation from acquisition-related agreements	796	1,020	3,912	3,644	15,444
Acquisition-related restructuring and integration costs	4,531	4,672	—	9,592	—
Amortization of intangible assets related to acquisitions	911	557	806	1,986	2,402
Non-compensation expenses from acquisition-related agreements	—	—	114	109	337
Impact of the Tax Cuts and Jobs Act legislation	—	—	—	—	834
Adjusted net income applicable to Piper Jaffray Companies' common shareholders	$23,097	$18,504	$22,988	$62,071	$51,528

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$3.01	$0.72	$1.43	$5.01	$2.50
Adjustment to exclude net income/(loss) from discontinued operations	1.82	(0.15)	0.09	1.64	0.13
Income from continuing operations	$1.20	$0.87	$1.34	$3.37	$2.37
Adjustment related to participating shares (10)	—	—	—	—	0.04
	1.20	0.87	1.34	3.37	2.41
Adjustments:
Compensation from acquisition-related agreements	0.06	0.07	0.29	0.26	1.14
Acquisition-related restructuring and integration costs	0.32	0.34	—	0.68	—
Amortization of intangible assets related to acquisitions	0.06	0.04	0.06	0.14	0.19
Non-compensation expenses from acquisition-related agreements	—	—	0.01	0.01	0.03
Impact of the Tax Cuts and Jobs Act legislation	—	—	—	—	0.06
Adjusted earnings per diluted common share	$1.64	$1.32	$1.70	$4.47	$3.83
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from acquisition-related agreements.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) acquisition-related restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs and (c) amortization of intangible assets related to acquisitions. This also excludes the impact of a one-time remeasurement of deferred tax assets due to a lower federal corporate tax rate resulting from the enactment of the Tax Cuts and Jobs Act.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions, (d) the impact of the enactment of the Tax Cuts and Jobs Act and (e) the income tax expense allocated to the adjustments.

(9)	A non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)	A non-GAAP measure for which the adjustment related to participating shares excludes the impact of the annual special cash dividend paid in the first quarter.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

Piper Jaffray Companies
Preliminary Data from Discontinued Operations (Unaudited)

Discontinued operations include the operating results of ARI, our traditional asset management business. The following supplementary tables summarize the components of discontinued operations:
Fiscal Year 2019

	Three Months Ended				Nine Months
(Amounts in thousands)	Mar. 31,	June 30,		Sept. 30,	Ended
	2019	2019		2019	Sept. 30, 2019
Net revenues	$9,290	$9,317		$7,939	$26,546

Operating expenses	8,139	7,382		7,068	22,589
Intangible asset amortization and impairment	1,359	4,106	(1)	—	5,465	(1)
Restructuring costs	—	696		9,572	10,268
Total non-interest expenses	9,498	12,184		16,640	38,322

Loss from discontinued operations before income tax benefit	(208)	(2,867)		(8,701)	(11,776)

Income tax benefit	(69)	(701)		(1,752)	(2,522)

Net loss from discontinued operations before gain on sale	(139)	(2,166)		(6,949)	(9,254)

Gain on sale, net of tax	—	—		33,026	33,026

Net income/(loss) from discontinued operations	$(139)	$(2,166)		$26,077	$23,772

(1)	Includes $2.9 million of intangible asset impairment related to the ARI trade name.
Fiscal Year 2018

	Three Months Ended
(Amounts in thousands)	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Year Ended
	2018	2018	2018	2018	Dec. 31, 2018
Net revenues	$11,199	$11,121	$11,576	$9,593	$43,489

Operating expenses	9,882	9,077	8,327	7,941	35,227
Intangible asset amortization	1,401	1,400	1,401	1,400	5,602
Restructuring costs	—	272	—	—	272
Total non-interest expenses	11,283	10,749	9,728	9,341	41,101

Income/(loss) from discontinued operations before income tax expense/(benefit)	(84)	372	1,848	252	2,388

Income tax expense/(benefit)	(69)	8	462	600	1,001

Net income/(loss) from discontinued operations	$(15)	$364	$1,386	$(348)	$1,387